UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 18, 2026

nCino, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41211	87-4154342
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

6770 Parker Farm Drive

Wilmington, North Carolina 28405

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 676-2466

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0005 per share	NCNO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As discussed below under Item 5.07, on June 18, 2026, the stockholders of nCino, Inc., a Delaware corporation (the “Company”), approved a proposal to amend and restate (the “Amendment”) the Company’s Third Amended and Restated Certificate of Incorporation (the “Charter”) to permit stockholders to remove any director from office with or without cause, which is required to conform the Charter to the requirements of the Delaware General Corporation Law following the completion of the declassification of the board of directors (the “Board”) as of the 2028 annual meeting of stockholders (the “Declassification”). The Declassification was previously approved by the Company’s stockholders at the 2025 annual meeting of stockholders. The Amendment is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 8, 2026 (such filing, as amended by the additional and revised proxy materials filed thereafter in connection therewith, the “Proxy Statement”). The Amendment was previously approved by the Board and became effective upon the filing of the Fourth Amended and Restated Certificate of Incorporation (the “Fourth A&R Certificate of Incorporation”) with the Secretary of State of the State of Delaware on June 18, 2026. The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Fourth A&R Certificate of Incorporation, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on June 18, 2026 (the “Annual Meeting”). On April 20, 2026, the record date for the Annual Meeting, 108,794,598 shares of the Company’s common stock were entitled to vote at the Annual Meeting, of which 96,531,303, or approximately 88.7%, of the eligible shares were represented virtually in person or by proxy.

The matters voted upon at the Annual Meeting and the results of those votes are as follows:

Proposal 1: Election of three directors to hold office for one-year terms and one Class II director to hold office for a two-year term until each of their respective successors are elected and qualified, or their earlier death, resignation or removal.

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Jon Doyle	56,634,108	26,482,385	3,785,800	9,629,010
William Spruill	57,843,009	25,273,467	3,785,817	9,629,010
Diego Dugatkin	86,043,323	838,911	20,059	9,629,010
Andy Yasutake (Class II)	86,188,762	693,405	20,126	9,629,010

Based on the votes set forth above, each of the director nominees were duly elected.

Proposal 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2027.

Votes For	Votes Against	Votes Abstained
96,196,995	321,399	12,909

Based on the votes set forth above, the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2027 was ratified.

Proposal 3: Advisory vote to approve the compensation paid to the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
75,668,064	7,513,803	3,720,426	9,629,010

Based on the votes set forth above, the stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers.

Proposal 4: Approval of an amendment to the Company’s Certificate of Incorporation to permit stockholders to remove any director with or without cause.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
86,731,161	160,872	10,260	9,629,010

Based on the votes set forth above, the stockholders approved the Amendment to the Company’s Charter to permit stockholders to remove any director with or without cause.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Fourth Amended and Restated Certificate of Incorporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

nCino, Inc.

Date: June 22, 2026	By:	/s/ Greg Orenstein
Greg Orenstein
Chief Financial Officer & Treasurer